EXHIBIT 77Q1(a)2

The Appendix A, dated June 28, 2005 as revised, dated February 21, 2006 to the Master Amended and Restated By-Laws for MFS Series Trust X, dated January 1, 2002 as revised June 23, 2004, is contained in Post-Effective Amendment No. 48 to the Registration Statement for MFS Series Trust I (File Nos. 33-7638 and 811-4777), as filed with the Securities and Exchange Commission via EDGAR on February 24, 2006, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.

                                                             SUB-ITEM 77Q1(a)1

                                                            MFS SERIES TRUST X

                                     MFS INTERNATIONAL GROWTH FUND
                         MFS INTERNATIONAL VALUE FUND

Amendment dated April 18, 2006, to the Amended and Restated Declaration of Trust dated December 16, 2004, to establish and designate share class W, is contained in Registrant's (File Nos. 33-1657 and 811-4492) Post-Effective Amendment No. 60 filed with the Securities and Exchange Commission via EDGAR on April 27, 2006, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein be reference.